                         RESEARCH AND LICENSE AGREEMENT

     THIS AGREEMENT is made and entered into effective as of September 23, 1988 by and between Hypertension Diagnostics, Inc., a Minnesota corporation, having offices at 1313 Fifth Street S.E., Minneapolis, Minnesota 55414 (the "COMPANY") and the Regents of the University of Minnesota, a Minnesota nonprofit corporation, having an office at 100 Church Street, S.E., Minneapolis, Minnesota 55455 (the "UNIVERSITY").

                                    RECITALS

     WHEREAS, UNIVERSITY possesses certain information, knowledge and intellectual property rights relating to the Technology (as hereinafter defined);

     WHEREAS, UNIVERSITY desires that such information, knowledge and devices be developed and utilized in the public interest and is willing to enter into a development and license agreement for those purposes;

     WHEREAS, COMPANY desires to collaborate with the UNIVERSITY in the development of such information, knowledge and devices and to obtain a license to manufacture and sell products and provide services utilizing such information and knowledge;

     NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the parties agree as follows:


ARTICLE I. - DEFINITIONS

A. "Technology" shall mean any knowledge, information, know-how software, and devices, whether patentable or not, in the possession of the UNIVERSITY at the time of execution of this

     Agreement specifically relating to diagnostic, therapeutic, monitoring and related uses of arterial compliance (an arterial compliance index) and arterial impedance (an arterial impedance index) developed by or under the direction of either Dr. Jay N. Cohn, Professor of Medicine and Head of the Cardiovascular Division, University of Minnesota Medical School ("Cohn") or Dr. Stanley M. Finkelstein, Associate Professor of Laboratory Medicine within the Division of Health Computer Sciences, University of Minnesota Medical School ("Finkelstein") or both. "Technology" shall not include any knowledge, information, know-how, software or devices relating to arterial compliance and arterial impedance developed under the direction of either Cohn or Finkelstein or both in the course of a project concerning the pulmonary artery in humans and dogs and the femoral artery in dogs pursuant to that certain Donation Agreement between UNIVERSITY and Medtronic, Inc. dated October 30, 1987, as amended and supplemented.

B. "Improvements" shall mean any development, modification, alteration or improvement of any kind of the Technology, whether patentable or not, including improvements of a device or method incorporating the Technology, that (i) UNIVERSITY develops through the direction of either Cohn or Finkelstein or both within five (5) years of the date of this Agreement,
     (ii) results from research conducted by UNIVERSITY relating to the Technology and funded by COMPANY regardless of when such research occurred,
     (iii) UNIVERSITY and COMPANY develop jointly, or (iv) COMPANY develops solely. "Improvements" shall not include any improvement or development of the Technology made by the UNIVERSITY which is the result of funded research under an agreement with a third party (other than the United States government) that grants rights in such improvement or development to that third party, provided that COMPANY has been given not less than 60 (sixty) days' prior written notice of the intent of the UNIVERSITY to enter into such agreement and an opportunity of first refusal to enter into an agreement on substantially equivalent terms. Nothing herein shall be construed to limit the right of either Cohn or Finkelstein or both to seek and obtain private or federal or state government funding in order to conduct research relating to the Technology, provided that the terms of such funding do not violate the terms of this Agreement including, without limitation, the license granted under this Agreement.

C. "Subject Patent Application(s)" shall mean any patent application in the United States or in a foreign country that covers all or any portion of either the Technology or Improvements or both made solely by the UNIVERSITY or jointly by the UNIVERSITY and COMPANY.

D. "Subject Patent(s)" shall mean any patent that issues on a Subject Patent Application.

E.   "Licensed Product(s)" shall mean any manufactured product or service that
     (i) incorporates the Technology or Improvements, or (ii) is covered by a Subject Patent. "Licensed Product(s)" shall not mean any manufactured product or service that incorporates only Improvements developed solely by COMPANY.




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

F. "Net Sales" shall mean the gross amount invoiced for sales, leases or other dispositions of Licensed Product(s) by COMPANY, its Affiliates or its sublicensees less (i) all trade, quantity, and cash discounts actually allowed, (ii) all credits and allowances actually granted on account of rejection, returns, billing errors, or retroactive price reductions, (iii) duties, and (iv) excise sale and use taxes, and equivalent taxes.

G. "Affiliate(s)" shall mean any present or future domestic or foreign corporation which shall be at the pertinent time owned or controlled, directly or indirectly by COMPANY.



ARTICLE II. - RESERVED



ARTICLE III. - INVENTIONS AND PATENT APPLICATIONS

A. Title in the Technology and Improvements developed solely by the UNIVERSITY and jointly by UNIVERSITY and COMPANY shall rest solely and exclusively with the UNIVERSITY, subject to the license grant of Article IV. Title in Improvements developed solely by COMPANY shall rest solely and exclusively with COMPANY, subject to the license grant of Article IV. Any Improvement developed by any employee of

     UNIVERSITY (including, but not limited to, Cohn and Finkelstein) while working at non-UNIVERSITY facilities that results from any work performed under any consulting agreement between COMPANY and that UNIVERSITY employee, shall be deemed developed solely by COMPANY. Any Improvement developed by any employee of UNIVERSITY (including, but not limited to, Cohn and Finkelstein) while working at UNIVERSITY facilities, whether or not the Improvement results from work performed under any consulting agreement between that employee and COMPANY, shall be deemed developed solely by UNIVERSITY.

B. Each party shall promptly disclose to the other party any Improvements conceived or reduced to practice by the first party. COMPANY shall promptly disclose to UNIVERSITY any Improvement made solely by the COMPANY, subject to the confidentiality provisions of this Agreement.

C. The UNIVERSITY shall file and prosecute Subject Patent Application(s) and maintain Subject Patent(s) in the United States, at its own expense. If UNIVERSITY in good faith determines not to file and prosecute any Subject Patent Application(s) and maintain Subject Patent(s) in the United States, COMPANY shall have the right to file and prosecute Subject Patent Application(s) and maintain Subject Patent(s) in the United States, at its own expense. Thereafter, UNIVERSITY shall have no right to royalties for Licensed Product(s) that use only Improvements or inventions that are the subject of such Subject Patent Application(s) and Subject Patent(s) obtained by COMPANY at its own expense.

D. The UNIVERSITY shall, upon request of COMPANY, file and prosecute Subject Patent Application(s) and maintain Subject Patent(s) in such foreign countries as COMPANY requests. COMPANY shall reimburse the UNIVERSITY for all reasonable out of pocket expenses incurred by the UNIVERSITY for COMPANY requested foreign filing, prosecution and maintenance. Such expenses shall not include any salaries or benefits of employees of the UNIVERSITY. COMPANY may credit all reimbursements it makes to the UNIVERSITY under the obligation of this paragraph against royalties owing the UNIVERSITY as a result of sales of Licensed Product(s) in the country where filing or prosecuting Subject Patent Application(s), or maintaining Subject Patent(s) gave rise to the reimbursed costs.

E. In the event that the UNIVERSITY notifies COMPANY of its intent to file Subject Patent Application(s) in specified countries other than the United States of America and COMPANY does not desire to have Subject Patent Application(s) filed or prosecuted, or does not desire to have Subject Patent(s) maintained, COMPANY shall promptly notify the UNIVERSITY. No such notice may be given by the UNIVERSITY less than six months from the date such an applications is filed in the United States of America, or less than three (3) years following the execution of this Agreement if filed only in foreign countries and not in the United States of America. Subsequent to this notice, such application(s), patent(s) issuing on such applications and such patent(s) as COMPANY does not desire to be maintained shall no longer be considered Subject Patent Application(s) or Subject Patent(s). The UNIVERSITY, upon such notice, may file or prosecute such patent applications or maintain such patent(s) at its sole option and expense.

F. COMPANY agrees to cooperate with the UNIVERSITY in connection with the filing and prosecution of Subject Patent Application(s). Patent counsel shall be chosen by the UNIVERSITY subject to the approval of the COMPANY, which shall not be unreasonably withheld. UNIVERSITY shall consult with COMPANY on all major decisions involving filing and prosecuting Subject Patent Application(s) and maintaining Subject Patent(s). The UNIVERSITY shall keep COMPANY promptly apprised of developments in the filing and prosecution of Subject Patent Application(s). This appraisal shall include providing COMPANY with a copy of the applications and all correspondence relating thereto. The COMPANY shall have a right to consult directly with patent counsel concerning the prosecution of Subject Patent Application(s), but the UNIVERSITY shall be solely responsible for directing patent counsel provided that all decisions concerning foreign Subject Patent Application(s) and foreign Subject Patent(s) are approved by COMPANY.


ARTICLE IV. - LICENSE GRANT AND COMMERCIAL EFFORTS

A. Subject to the terms and conditions herein, the UNIVERSITY hereby grants to COMPANY and its Affiliates and COMPANY hereby accepts an exclusive, worldwide license under the Technology, Improvements, and the Subject Patent(s), with a right to grant sublicenses, to make, have made, use, lease and sell Licensed Product(s). Notwithstanding this license grant, the UNIVERSITY retains a nonexclusive and nontransferable right to use solely for educational and research purposes the Technology or Improvements made solely by the UNIVERSITY or jointly by the UNIVERSITY and COMPANY. COMPANY hereby grants and the UNIVERSITY hereby accepts a nonexclusive, nontransferable and irrevocable license to use solely for educational and research purposes any Improvements made solely by COMPANY. The license grant from UNIVERSITY to COMPANY is subject to any rights retained by the United States Government in the Technology, Improvements and Subject Patent(s) that are set forth in 37 C.F.R. Section 401 (1987), due to the fact that the United States Government has funded UNIVERSITY research related to the Technology.

B. COMPANY and Affiliates shall have the right to grant sublicenses to others with respect to any rights conferred upon COMPANY under this Agreement, provided, however, that any such sublicense shall be subject in all applicable respects to the provisions contained in this Agreement, and further provided that COMPANY shall give the UNIVERSITY an opportunity to review and comment on any sublicense prior to its execution. COMPANY shall not be responsible to the UNIVERSITY for the payment of royalties due with respect to sales made by sublicensees (other than Affiliates) that are not actually received by COMPANY, if the COMPANY has made a good faith, best effort attempt to collect payments for sales.

C. COMPANY shall use all reasonable efforts to effect commercial sales of Licensed Product(s) as soon as practicable and to maximize these sales, consistent with sound and reasonable business practices and judgment. In addition, within two (2) years of the date of this Agreement, COMPANY shall (i) conduct or cause to be conducted clinical trials of the Technology, Improvements and Subject Patent(s) on a minimum of 200 subjects and (ii) use its best efforts to develop noninvasive Licensed Product(s). COMPANY shall provide the UNIVERSITY with brief written reports of COMPANY'S efforts to effect commercialization. COMPANY shall provide these reports quarterly beginning with the first full calendar quarter following the execution of this Agreement and at the same time that it provides reports required by
     Article V.

D. COMPANY shall sell Licensed Product(s) at a fair and reasonable price, to be determined by COMPANY in its sole discretion, and shall refrain from making any false or misleading claims in its advertising or otherwise.

E. COMPANY shall not use the names of the UNIVERSITY nor of any UNIVERSITY employees in any manner associated with promotion of a commercial product without prior written approval from the UNIVERSITY and such employees. COMPANY shall have the right, to the extent it is advised by counsel that it is required to do so, to use the name of the UNIVERSITY or any UNIVERSITY employees in any prospectus or private offering document, provided that a copy thereof shall have been provided to the UNIVERSITY at or about the same time as such documents are provided to other investors.

F. COMPANY, its Affiliates, and its sublicensees shall alone have the obligation to ensure that any Licensed Product(s) they sell is not defective and meets all applicable regulations, including approval by the United States Food and Drug Administration. COMPANY shall pay for all costs and expenses associated with such approvals, and UNIVERSITY shall cooperate with COMPANY and provide and execute any documentation necessary for COMPANY to obtain such approvals.


ARTICLE V. - EQUITY, ROYALTIES, REPORTS AND RECORDS

A. In consideration for the license granted hereunder, COMPANY shall pay or cause to be paid to the UNIVERSITY a royalty of one (1) percent of Net Sales of Licensed Product(s) during the two (2) years immediately after the effective date of this Agreement; one and one-half (1-1/2) percent of Net Sales of Licensed Product(s) beginning 2 years and ending four years after the effective date of this Agreement, and two (2) percent of Net Sales of Licensed Product(s) beginning four years after the effective date of this Agreement and continuing until this Agreement is terminated or the Subject Patent(s) expire. In the event that the UNIVERSITY obtains a United States Subject Patent(s) for the use of the Technology and Improvements in the diagnosis, treatment and monitoring of hypertension, then, upon written notification by the UNIVERSITY of the issuance of such Subject Patent(s), COMPANY will pay or cause to be paid to the UNIVERSITY a royalty of three
     (3) percent of Net Sales of Licensed Product(s) (in lieu of the two (2) percent of Net Sales of Licensed Product(s) stated above) beginning four years after the effective date of this Agreement and continuing until this Agreement is terminated or the Subject Patent(s) expire.

B. In furtherance of the relationship between the parties, but not in consideration of the license granted hereunder, the UNIVERSITY shall purchase 35,000 shares of the COMPANY's common stock, $.0l par value, at $.02 per share for a total cost of $700, which shall represent as of the date of purchase not less than five (5) percent of the total number of shares of common stock outstanding following such purchase. Said shares of common stock shall be subject to the terms of the Subscription Agreement and Investment Letter (the "Subscription Agreement") attached as Exhibit A. The parties shall execute the Subscription Agreement within five (5) days of the date of execution of this Agreement, and UNIVERSITY shall deliver a check to COMPANY for said common stock within 30 days of the date of this Agreement.

C. Royalties shall be payable only once with respect to the same unit of a Licensed Product regardless of the number of patented or nonpatented portions of the Technology or Improvements incorporated in such product and regardless of the country in which such product is sold.

D. Royalty payments based on Net Sales as hereinabove required to be made by COMPANY to the UNIVERSITY shall be made in United States dollars within ninety (90) days following each calendar quarter in which sales occurred. Any currency translations that are necessary to calculate payments shall be made at the exchange rate used by COMPANY for financial accounting


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     purposes in accordance with generally accepted accounting principles.
     Each such payment shall include the royalties which shall have accrued during the calendar quarter immediately preceding and shall be accompanied by a report setting forth separately the Net Sales of Licensed Product(s) sold during that quarter. Royalty checks shall be made payable to the Regents of the University of Minnesota and mailed to the address specified in Article XI.

E. COMPANY, its Affiliates and its sublicensees shall keep and maintain records of sales of Licensed Product(s) that are subject to royalty payments under this Agreement. COMPANY shall provide reports of Net Sales and commercialization efforts for each full calendar quarter following the effective date of this Agreement, whether or not any sale of Licensed Product(s) occurred. Such records shall be open to inspection at reasonable times by a certified public accountant chosen by the UNIVERSITY and acceptable to COMPANY, at the UNIVERSITY's expense. The records required by this paragraph shall be maintained and available for inspection for a period of three (3) years following the calendar quarter to which they pertain.


ARTICLE VI. - INFRINGEMENT

A. In the event that the UNIVERSITY or COMPANY determines that a third party is making, using or selling a product that may infringe a Subject Patent(s), it will promptly notify the other party in writing. COMPANY may, at its sole option and expense, bring suit against such alleged infringer. In the event COMPANY decides to bring suit, it shall give prompt written notice to the UNIVERSITY of that fact. If COMPANY determines that it is necessary or desirable for UNIVERSITY to join any such suit, action or proceeding, UNIVERSITY shall execute all papers and perform such other acts as may be reasonably required, at no expense to UNIVERSITY. All recoveries in such suit shall inure to the benefit of COMPANY, except that the UNIVERSITY shall have the right to elect to pay up to fifty percent (50%) of the litigation costs and receive a percentage of any recovery equal to the percentage of litigation costs paid. The UNIVERSITY must make such election within thirty (30) days of its receipt of notice that COMPANY has decided to bring suit. The UNIVERSITY shall also have the right to choose to be represented by separate counsel in any such suit at its own expense.
      Irrespective of whether the UNIVERSITY elects to participate in any such litigation, COMPANY shall have the right to determine the strategy of such litigation and any settlement. If COMPANY elects not to bring a suit against or to otherwise enter into a settlement agreement with the alleged infringer, it shall promptly notify the UNIVERSITY of that fact and the UNIVERSITY shall have the right to commence such action at its own cost and expense, in which case any recoveries shall inure to the benefit of the UNIVERSITY. If UNIVERSITY determines that it is necessary or desirable for COMPANY to join any such suit, action or proceeding, COMPANY shall execute all papers and perform such


                                       13

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     other acts as may be reasonably required, at no expense to COMPANY.

B. In the event that COMPANY, an Affiliate or a sublicensee is sued by a third party charging patent infringement for the manufacture, use or sale of a Licensed Product(s), COMPANY shall promptly notify the UNIVERSITY. COMPANY shall be entitled to withhold up to fifty percent (50%) of the royalties otherwise payable to the UNIVERSITY, and use that withheld royalty to reimburse itself for legal defense costs incurred in such infringement suits, provided, however, that the infringement suit is based on a particular feature of a Licensed Product(s) that is within the claims of a Subject Patent or which is included within the claims of Subject Patent Application(s). If COMPANY avails itself of the provisions of this paragraph, COMPANY agrees to supply the UNIVERSITY with proof of the legal costs incurred.

C. If COMPANY, any of its Affiliates or any of its sublicensees is required to pay a royalty to other than the UNIVERSITY as a result of a final judgment or settlement in order to make, have made, use, lease or sell a Licensed Product(s), then in that event, the royalty payable to the UNIVERSITY shall be reduced by the amount of royalty that COMPANY, the Affiliate or the sublicensee shall be required to pay to other than the UNIVERSITY, but in no event shall the royalty payable to the UNIVERSITY be reduced by more than fifty percent (50%) from the royalty rate specified in Article V. If COMPANY avails itself of the provisions of this paragraph, COMPANY agrees to


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     provide the UNIVERSITY with proof of such royalties paid to the third party.

D. The UNIVERSITY represents and warrants that it has, and at all times during the term of this Agreement will have, complete title to the Technology, the Subject Patent Application(s), any Subject Patents and any Improvements made by the UNIVERSITY or jointly by the UNIVERSITY and COMPANY free of any liens or encumbrances of any kind and that it has and will have the complete right to grant the license described herein free of any rights of third parties, except for any rights which might be retained by the United States Government pursuant to 37 C.F.R. Section 401 (1987). The UNIVERSITY further represents and warrants that it has not made and will not make any commitments to third parties that are inconsistent with or in violation of this Agreement. The UNIVERSITY further represents and warrants that UNIVERSITY, its employees and agents have complied with and during the term of this Agreement will comply with the requirements of 37 C.F.R. Section 401 (1987).

E. Within thirty (30) days of the date of this Agreement, UNIVERSITY shall obtain a signed assignment from Mrs. Marsha Finkelstein under which she agrees to assign all of her right, title and interest in software related to the Technology and all copyrights and other forms of legal protection available for said software to UNIVERSITY.


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ARTICLE VII. - TERM AND TERMINATION

A. This Agreement's term shall end with the expiration of the last to expire of any Subject Patents, or, in the event no such patent issues, ten (10) years after the date of first commercial sale of a Licensed Product by COMPANY, its Affiliate(s), or its sublicensee(s).

B. COMPANY shall be deemed to be in default of its obligations under this Agreement if any of the following shall occur and be continuing sixty (60) days following receipt by COMPANY of written notice by certified mail specifying in detail the nature of the alleged default:

     (1)  if royalties due the UNIVERSITY are unpaid;

     (2)  if there is a material breach or default of this Agreement by COMPANY;

     (3) if COMPANY fails to develop a commercially saleable Licensed Product(s) within 2 years of the effective date of this Agreement; or

     (4) if COMPANY fails to use all reasonable efforts to effect commercial sales of Licensed Product(s) in accordance with Article IV paragraph E.

     If such a default occurs and is continuing within sixty (60) days following receipt of such notice, the UNIVERSITY may terminate this Agreement effective upon receipt of a written notice of such termination by COMPANY.

C. COMPANY may terminate this Agreement at any time upon thirty (30) days notice by certified mail to the UNIVERSITY.

D. Upon termination of this Agreement for any reason, including the end of term as specified above, nothing herein shall be construed to release either party from any obligation which matured prior to the effective date of termination. COMPANY, its Affiliates or its sublicensees may after the effective date of such termination sell all Licensed Product(s) in stock and complete construction of all Licensed Product(s) in the process of manufacture at the time of termination and sell the same, provided that COMPANY pay to the UNIVERSITY royalties on such Licensed Product(s) as specified in this Agreement.



ARTICLE VIII. - CONFIDENTIAL INFORMATION

Subject to the provisions of Article IX below, each party agrees to keep confidential by use of the same degree of care it exercises towards its own confidential information and to not disclose or provide to any third party, any information, data, or research product received from the other party which constitutes trade secrets ("Trade Secrets") and has been clearly designated as confidential or proprietary, unless such Trade Secrets:

     (1) Were in the public domain at the time of disclosure to the third party; or

     (2) Were known to or independently developed by either party prior to the time of disclosure; or

     (3) Are later received without restriction by either party from a third party authorized to disclose such information; or

     (4) Are required to be disclosed or provided to a government entity, in which case the party whose information is to be disclosed will be provided with adequate written notice and given every reasonable opportunity to protect or contest such governmental disclosure and the parties will cooperate in their judgment with each other; or

     (5) Are reasonably required to be disclosed by the COMPANY in the conduct of its business.

The UNIVERSITY shall, and shall cause its employees to, maintain in confidence all Trade Secrets, except as provided in Article IX.



ARTICLE IX. - PUBLICATION

It is the policy of the UNIVERSITY to promote and safeguard free and open inquiry by faculty, students and others. To further this policy, the UNIVERSITY shall retain the right to publish the Technology and Improvements made solely by the UNIVERSITY or jointly by the UNIVERSITY and COMPANY, subject to the provisions of this Article IX. The UNIVERSITY shall provide COMPANY with a copy of all proposed publications, papers, and any other oral or written copies of any of the Technology or Improvements at the earlier of the date of submission or 90 days prior to publication for the purpose of review and comment. If the COMPANY believes that any information constitutes a COMPANY Trade Secret or patentable subject matter, the COMPANY shall notify the UNIVERSITY within 30 days of its receipt thereof. Prosecution of patents on patentable subject matter shall proceed in accordance with Article III above. In no event shall UNIVERSITY publish COMPANY Trade Secrets without COMPANY'S prior written consent. If the COMPANY determines that the proposed disclosure does not include Trade Secrets or patentable subject matter, it shall so notify the UNIVERSITY.

ARTICLE X. - INDEMNIFICATION AND INSURANCE

A. COMPANY agrees to indemnify the UNIVERSITY and hold the UNIVERSITY harmless against all liabilities, demands, damages, expenses, or losses arising from
     (i) the manufacture, use, lease or sale of a Licensed Product by COMPANY, an Affiliate or a sublicensee of COMPANY, (ii) a third party's use of a Licensed Product purchased or leased from COMPANY, an Affiliate or a sublicensee of COMPANY, or (iii) a third party's manufacture of a Licensed Product at the request of COMPANY.

B. The provisions of paragraph A of this Article shall require COMPANY to indemnify the UNIVERSITY and hold the UNIVERSITY harmless even though the UNIVERSITY's own negligence may have given rise to the liability, demand, damage, expense or loss. However, these provisions shall not require COMPANY to indemnify the UNIVERSITY or hold the UNIVERSITY harmless against any liabilities, demands, damages, expenses, or losses where the deliberate or grossly negligent acts of the UNIVERSITY caused such liabilities, demands, damages, expenses, or losses.

C. UNIVERSITY agrees to defend, indemnify and hold harmless COMPANY, its Affiliates and sublicensees against and from all liability, demands, damages, expenses or losses arising from any claim that (i) COMPANY'S manufacture, use or sale of the

     Technology, Improvements or Licensed Product(s) infringes on the rights of Medtronic, Inc., Mrs. Marsha Finkelstein, Gregory Hasking, M.D., or any person who claims to have created or developed the Technology or Improvements while being directed by UNIVERSITY, (ii) UNIVERSITY has granted to a third party any of the rights that UNIVERSITY has granted COMPANY under this Agreement or (iii) UNIVERSITY has misappropriated any rights belonging to a third party that UNIVERSITY has granted COMPANY under this Agreement.

D. The UNIVERSITY and COMPANY agree to maintain liability insurance (in such reasonable amounts as they shall respectively determine) at their own individual expense to insure against any liability for personal injury arising out of the subject matter of this Agreement. The UNIVERSITY and COMPANY shall provide each other with certification of such insurance.

E.   The provisions of this Article shall survive termination of this Agreement.



ARTICLE XI. - MISCELLANEOUS PROVISIONS

A. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, successors and assigns.

B.   This Agreement shall be governed by the laws of the State of Minnesota.

C. For purposes of mailings of notices, payments, or other communications, the addresses of the parties are given below.





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

            In the case of the UNIVERSITY:

            Regents of the University of Minnesota
            Office of Patents and Licensing
            5th Floor, Administrative Services Center
            1919 University Avenue
            St. Paul, Minnesota 55104

            In the case of the COMPANY:

            Hypertension Diagnostics, Inc.
            University Technology Center Suite #208-C
            1313 Fifth Street S.E.
            Minneapolis, Minnesota 55414


D. No term or provision of this Agreement shall be waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. No waiver of a breach shall be deemed to be a waiver of a different or subsequent breach.

E. This Agreement may not be modified, changed or terminated orally. No change, modification, addition or amendment shall be valid unless in writing and signed by the parties hereto.

F. This Agreement constitutes and contains the entire Agreement of the parties respecting the subject matter hereof and supersedes any and all prior negotiations, correspondence, understanding, and agreements, whether written or oral, between the parties respecting the subject matter hereof.

G. The captions used in this Agreement are for convenience only and are not to be used in interpreting this Agreement.

H. In case any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or enforceable provisions had never been contained herein.

I. Nothing contained in this Agreement shall be deemed to constitute the parties partners with each other or any third party or to constitute either party an agent of the other.



IN WITNESS WHEREOF, the UNIVERSITY and COMPANY have caused this Agreement to be executed by their duly authorized officers as of the date first above written.



                                             HYPERTENSION DIAGNOSTICS, INC., a
                                             Minnesota corporation



                                             By /s/ Charles F. Chesney
                                               ---------------------------------
                                                 Charles F. Chesney
                                                 Its President



                                             REGENTS OF THE UNIVERSITY
                                             OF MINNESOTA, a Minnesota
                                             nonprofit corporation



                                             By /s/ John F. Thuente
                                               ---------------------------------
                                                  John F. Thuente

                                             Title:    Director, Patents &
                                                       Licencing



By signing below, Cohn and Finkelstein acknowledge and agree that they (i) have read and understand this Agreement; (ii) have no objections to the terms of this Agreement; and (iii) are personally bound by the provisions of
Article I.B., Article VIII and Article X of this Agreement.

 /s/ Jay N. Cohn                  /s/ Stanley M. Finkelstein
----------------------------     -----------------------------
Jay N. Cohn, M.D.                Stanley M.  Finkelstein, Ph.D.

                                                                       EXHIBIT A

                             SUBSCRIPTION AGREEMENT
                                       AND
                                INVESTMENT LETTER

Hypertension Diagnostics, Inc.


Gentlemen:

The undersigned hereby subscribes to purchase 35,000 shares of the common stock, par value $.01 per share, of Hypertension Diagnostics, Inc. (the "Company"), a corporation organized under the laws of the State of Minnesota (such number of shares hereinafter collectively referred to as the "Shares"), and agrees to pay therefor the sum of $.02 per share, for a total purchase price of $700.00 to be paid in cash.

The undersigned acknowledges that he or she is a promoter and organizer of the Company and is therefore fully informed concerning its proposed business. The business plan of the Company has not yet been formally established. The undersigned also acknowledges his or her understanding that the purchase of the Shares is a speculative investment and recognizes that the Company makes no assurance whatever concerning the present or prospective value of the Shares.

The undersigned understands that the Shares have not been registered (i) under the Securities Act of 1933, as amended (the "Act"), on the ground that the company believes the transaction is exempt from registration under the Act by virtue of the provisions of Section 4(2) of the Act, and (ii) under the Minnesota Securities Act on the basis that the transaction is exempt from registration under Minnesota Statutes, Section 80A.15, Subd. 2(a). The undersigned understands that the Company's reliance upon the foregoing exemptions is predicated in part on the representations of the undersigned contained herein.

By signing this Subscription Agreement, the undersigned agrees with and represents and warrants to the Company that:

a. He or she is acquiring the Shares subscribed for hereby for his or her own account and not on behalf of any other person or persons.

b. He or she is purchasing the Shares for investment purposes and not for resale or other distribution.

c. The Shares may not be sold, transferred, assigned or otherwise disposed of except pursuant to an effective registration statement or upon receipt of an opinion of counsel satisfactory to the Company that the transfer is exempt from registration under the applicable state and federal securities laws. He or she has been informed that the certificates representing the Shares will bear the following or a substantially similar legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

d. He or she has been informed by the Company that it does not intend, nor is it obligated now or at any future date, to register the Shares purchased hereunder under either state or federal securities laws or to make publicly available or provide the undersigned with the information required by Rule 144 of the Securities and Exchange Commission under the Act in order to allow resale of the Shares under the provisions of such Rules.

e. The undersigned understands that he or she must bear the economic risk of this investment for an indefinite period of time because the Shares have not been registered and, therefore, cannot be sold unless they are subsequently registered or an exemption from such registration is available.

f. The undersigned has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of a prospective investment in the Shares; is experienced in making investments which involve a high degree of risk, and is sophisticated in making investment decisions; is familiar with the definition of "accredited investor" under SEC Regulation D and as discussed below; and the undersigned (is ____) (is not ____) an "accredited investor" within that definition.

     If you are an accredited investor, please indicate your basis for qualification as an accredited investor by checking the box next to the applicable item(s) below. The undersigned agrees to make available any information requested by the Company to confirm such qualifications.

     / / The undersigned is a corporation with total assets in excess of $5,000,000; or

     / /  The undersigned is a director or executive officer of the Company; or

     / / The undersigned has an individual net worth, or joint net worth with spouse, exceeding $1,000,000 as of the date of signature hereof; or

     / / The undersigned had an individual income exceeding $200,000 in each of the two most recent years or joint income with spouse exceeding $300,000 in each of the two most recent years and reasonably expects an individual income exceeding $200,000 or joint income with spouse exceeding $300,000 in this year.





Dated:               , 1988
      ---------------

----------------------------------
Signature


----------------------------------
Name Typed or Printed


----------------------------------
Residence Address


----------------------------------
City, State and Zip Code


----------------------------------
Tax Identification or
Social Security Number



This Subscription Agreement and Investment Letter is accepted as
of                             , 1988.
  -----------------------------


                                             HYPERTENSION DIAGNOSTICS, INC.



                                             By
                                               ---------------------------------
                                                  Its
                                                     ---------------------------